Exhibit 99.1
FOR IMMEDIATE RELEASE
May 7, 2019

Owens & Minor Reports 1st Quarter 2019 Financial Results

RICHMOND, VA - May 7, 2019 - Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the first quarter ended March 31, 2019, as summarized in the table below.

“My first sixty days have been full of meetings with customers and teammates, and I am pleased with the open dialogue that has helped to validate some of our strategies and some of my initial perspectives,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor. “These meetings have also helped me to shape what adjustments need to be made to the business, some of which have already occurred with others yet to come, as I continue to collect information from our customers, partners, and teammates. As we move forward, you will see an increased level of intensity and accountability with a complete focus around serving our customers. We have a great foundation based on our broad offering of products, solutions and services, and I am increasingly confident in our ability to drive profitable growth in the future. In fact, the overall results from the first quarter of this year are consistent with the company’s operating plan.”

Financial Summary
($ in millions, except per share data)	1Q19	1Q18
Revenue	$2,461	$2,373
% yoy growth	3.7%

Operating income, GAAP[1]	$14.7	$24.2
Adj. Operating income, Non-GAAP[1]	$30.5	$47.6

Net income (loss), GAAP[1]	$(14.1)	$8.2
Adj. Net income, Non-GAAP[1]	$1.0	$26.2

Net Income (loss) per share, GAAP[1]	$(0.23)	$0.13
Adj. Net Income per share, Non-GAAP[1]	$0.02	$0.43

1. Reconciliations of the differences between the non-GAAP financial measures presented in this news release and their most directly comparable GAAP financial measures are included in the financial tables below.

1Q 2019 Results

•
Investments made in the company’s operations have resulted in significant improvement in service levels compared to 2018. The company is now consistently meeting service level targets and is beginning to drive improved productivity in operations.

•
Compared to the prior year’s first quarter, consolidated quarterly revenues grew 3.7%, primarily resulting from Halyard sales of $189 million for the quarter (net of $52 million of intercompany sales) and strong sales growth with Byram Healthcare. These gains were partially offset by lower distribution revenues, as a result of customer non-renewals during 2018 and early 2019, primarily resulting from service issues.

•
Quarterly results reflected revenue changes, continued pressure on distribution gross margins, higher supply chain costs, and increased expenses incurred for the development of new solutions. In addition, interest expense of $29.1 million for the quarter increased $18.8 million when compared to the prior year as a result of the company’s new debt structure.

Financial Guidance and Outlook
For 2019, the company maintained its previously issued guidance of adjusted net income per share to be in a range of $0.60 to $0.75 per share.

Although the company does provide guidance for adjusted net income per share (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amount are not predictable, making it impracticable for the company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the company’s adjusted net income per share guidance is provided. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities and Exchange Commission (“SEC”).

Upcoming Investor Events
Owens & Minor plans to participate in the following investor conferences in the second quarter of 2019, and the company will post webcasts of formal presentations on its corporate website.

•	Bank of America Merrill Lynch Healthcare Conference, Las Vegas, May 14

•	Goldman Sachs Global Healthcare Conference, Rancho Palos Verdes, June 11 - 13

Investor Conference Call for 1Q 2019 Financial Results
Owens & Minor executives will host a conference call, which will also be webcast, to discuss the results at 8:30 a.m. EDT on Tuesday, May 7, 2019. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is #6765196. A webcast of the event will be available on www.owens-minor.com under the Investor Relations section.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2019 financial performance, as well as other statements related to the company’s expectations regarding the performance of its business, growth, and improvement of operational performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Owens & Minor uses its web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company with integrated technologies, products, and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. With 17,000 dedicated teammates serving healthcare industry customers in 90 countries, Owens & Minor helps to reduce total costs across the supply chain by optimizing episode and point-of-care performance, freeing up capital and clinical resources, and managing contracts to optimize financial performance. A FORTUNE 500 company, Owens & Minor was founded in 1882 in Richmond, Virginia, where it remains headquartered today. The company has distribution, production, customer service and sales facilities located across the Asia Pacific region, Europe, Latin America, and North America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACTS:
INVESTORS: Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, chuck.graves@owens-minor.com
MEDIA: Jenny Graves, Operating Vice President, Global Corporate Communications, 804-723-7754, jenny.graves@owens-minor.com
SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Income (Loss) (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Net revenue	$2,461,388	$2,372,579
Cost of goods sold	2,102,964	2,047,892
Gross margin	358,424	324,687
Distribution, selling and administrative expenses	338,703	284,361
Acquisition-related and exit and realignment charges	4,990	14,760
Other operating expense, net	39	1,349
Operating income	14,692	24,217
Interest expense, net	29,101	10,253
Income (loss) before income taxes	(14,409)	13,964
Income tax provision (benefit)	(313)	5,813
Net income (loss)	$(14,096)	$8,151

Net income (loss) per common share:
Basic and diluted	$(0.23)	$0.13

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	March 31, 2019	December 31, 2018

Assets
Current assets
Cash and cash equivalents	$75,239	$103,367
Accounts receivable, net	843,384	823,418
Merchandise inventories	1,210,558	1,290,103
Other current assets	336,065	321,690
Total current assets	2,465,246	2,538,578
Property and equipment, net	386,135	386,723
Operating lease assets	197,200	—
Goodwill	413,235	414,122
Intangible assets, net	311,254	321,764
Other assets, net	109,294	112,601
Total assets	$3,882,364	$3,773,788
Liabilities and equity
Current liabilities
Accounts payable	$990,688	$1,109,589
Accrued payroll and related liabilities	40,999	48,203
Other current liabilities	377,989	314,219
Total current liabilities	1,409,676	1,472,011
Long-term debt, excluding current portion	1,685,135	1,650,582
Operating lease liabilities, excluding current portion	155,703	—
Deferred income taxes	42,144	50,852
Other liabilities	87,867	81,924
Total liabilities	3,380,525	3,255,369
Total equity	501,839	518,419
Total liabilities and equity	$3,882,364	$3,773,788

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2019	2018

Operating activities:
Net income (loss)	$(14,096)	$8,151
Adjustments to reconcile net income (loss) to cash (used for) provided by operating activities:
Depreciation and amortization	28,720	17,911
Share-based compensation expense	4,505	3,035
Provision for losses on accounts receivable	3,619	1,073
Deferred income tax benefit	(8,613)	(1,482)
Changes in operating assets and liabilities:
Accounts receivable	(22,573)	(18,519)
Merchandise inventories	80,194	(30,556)
Accounts payable	(120,480)	9,478
Net change in other assets and liabilities	(15,858)	28,904
Other, net	3,678	278
Cash (used for) provided by operating activities	(60,904)	18,273

Investing activities:
Additions to property and equipment	(11,674)	(7,074)
Additions to computer software and intangible assets	(2,605)	(7,086)
Proceeds from sale of property and equipment	271	—
Cash used for investing activities	(14,008)	(14,160)

Financing activities:
Borrowings (repayments) under revolving credit facility	72,100	(300)
Repayments of debt	(12,394)	(3,125)
Financing costs paid	(4,313)	—
Cash dividends paid	(4,764)	(16,074)
Other, net	(1,124)	(2,304)
Cash provided by (used for) financing activities	49,505	(21,803)

Effect of exchange rate changes on cash and cash equivalents	(2,721)	800

Net decrease in cash and cash equivalents	(28,128)	(16,890)
Cash and cash equivalents at beginning of period	103,367	104,522
Cash and cash equivalents at end of period	$75,239	$87,632

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2019		2018
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$2,234,147	90.77%	$2,341,122	98.68%
Global Products	347,085	14.10%	121,287	5.11%
Total segment net revenue	2,581,232		2,462,409
Inter-segment revenue
Global Products	(119,844)	(4.87)%	(89,830)	(3.79)%
Total inter-segment revenue	(119,844)		(89,830)
Consolidated net revenue	$2,461,388	100.00%	$2,372,579	100.00%

		% of segment		% of segment
Operating income (loss):		net revenue		net revenue
Global Solutions	$21,071	0.94%	$36,759	1.57%
Global Products	7,724	2.23%	11,084	9.14%
Inter-segment eliminations	1,746		(242)
Intangible amortization	(10,361)		(6,407)
Acquisition-related and exit and realignment charges	(4,990)		(14,760)
Other (1)	(498)		(2,217)
Consolidated operating income	$14,692	0.60%	$24,217	1.02%

Depreciation and amortization:
Global Solutions	$16,113		$15,781
Global Products	12,607		2,130
Consolidated depreciation and amortization	$28,720		$17,911

Capital expenditures:
Global Solutions	$11,376		$13,602
Global Products	2,903		558
Consolidated capital expenditures	$14,279		$14,160

(1) Other consists of Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy.

Owens & Minor, Inc.
Net Income (Loss) Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Numerator:
Net income (loss)	$(14,096)	$8,151
Less: income allocated to unvested restricted shares	—	(323)
Net income (loss) attributable to common shareholders - basic and diluted	(14,096)	7,828
Denominator:
Weighted average shares outstanding - basic and diluted	60,376	59,969
Net income (loss) per share attributable to common shareholders:
Basic and diluted	$(0.23)	$0.13

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)

(dollars in thousands, except per share data)	Three Months Ended March 31,
	2019	2018

Operating income (loss), as reported (GAAP)	$14,692	24,217
Intangible amortization (1)	10,361	6,407
Acquisition-related and exit and realignment charges (2)	4,990	14,760
Other (3)	499	2,217
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$30,542	$47,601

Net income (loss), as reported (GAAP)	$(14,096)	$8,151
Intangible amortization (1)	10,361	6,407
Income tax expense (benefit) (5)	(1,664)	(1,557)
Acquisition-related and exit and realignment charges (2)	4,990	14,760
Income tax expense (benefit) (5)	(760)	(3,576)
Write-off of deferred financing costs (4)	2,003	—
Income tax expense (benefit) (5)	(313)	—
Other (3)	499	2,217
Income tax expense (benefit) (5)	(55)	(228)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$965	$26,174

Net income (loss) per diluted common share, as reported (GAAP)	$(0.23)	$0.13
Intangible amortization, per diluted common share (1)	0.14	0.08
Acquisition-related and exit and realignment charges, per diluted common share (2)	0.07	0.19
Write-off of deferred financing costs, per diluted common share (4)	0.03	—
Other, per diluted common share (3)	0.01	0.03
Net income per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$0.02	$0.43

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2)Acquisition-related charges were $4.2 million and $12.1 million in the first quarter of 2019 and 2018, respectively. Acquisition related expenses in 2019 and 2018 consist primarily of transition and transaction costs for the Halyard transaction.
Exit and realignment charges were $0.8 million in the first quarter of 2019 and $2.7 million in the first quarter of 2018. Amounts in 2019 were associated with the establishment of our client engagement centers and IT restructuring charges. Amounts in 2018 were associated with the establishment of our client engagement centers.
(3) Other consists of Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy.

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)

(4) Write-off of deferred financing costs associated with the revolving credit facility as a result of the Fourth Amendment to the Credit Agreement.
(5) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.